UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 13, 2006
GREAT WALL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50550	20-0178991

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

660 Madison Avenue, 15th Floor, New York, New York	10021

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 753-0804
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On July 13, 2006, Great Wall Acquisition Corporation (OTCBB: GWAQ, GWAQU, GWAQW), a Delaware corporation (“GWAC”), announced on the Singapore Exchange Securities Trading Limited (“SGX-ST”) that (i) letters of undertaking previously executed by a majority of the holders of the issued and outstanding ordinary shares of ChinaCast Communication Holdings Limited (“CCHL Shares”), a corporation formed under the laws of Bermuda (“CCHL”), to accept a pre-conditional voluntary tender offer (the “Offer”) made by GWAC have, in accordance with applicable Singapore law as previously disclosed, lapsed on that date; and (ii) GWAC has obtained obtain newly executed letters of undertaking confirming the interest of a majority of GWAC shareholders in the Offer. Shareholders of CCHL holding in the aggregate approximately 50.54% of the issued and outstanding CCHL Shares have executed new letters of undertaking to accommodate a later acquisition closing than originally contemplated. Letters of undertaking were previously executed by holders of 51.15% of CCHL shares. The new undertakings remain in effect for a period of ten months, or until May 13, 2007, and the other terms of the Offer and the letters of undertaking are substantially the same as those previously executed and as disclosed in the form 8-K filed by GWAC on September 14, 2005. A form of the letter of undertaking is attached hereto as Exhibit 10.1 and is incorporated in its entirety herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
10.1 Form of Letter of Undertaking
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2006	GREAT WALL ACQUISITION CORPORATION

	By:	/s/ Kin Shing Li

Name: Kin Shing Li
Title: Chairman of the Board, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended Letter of Undertaking

3